UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2014
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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on July 9, 2014, American Apparel, Inc. (the “Company”) entered into a Nomination, Standstill and Support Agreement (the “Support Agreement”) with Standard General L.P., Standard General Master Fund L.P., P Standard General Ltd. and Dov Charney. In accordance with the terms of the Support Agreement, and as described in an Information Statement on Schedule 14F-1 (the “Schedule 14F-1”) filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2014, five (5) of the Company’s seven (7) members of the Board of Directors (the “Board”) resigned, effective ten (10) days following the filing of the Schedule 14F-1 (collectively, the “Resignations”). On August 2, 2014, immediately following the acceptance of the Resignations, Allan Mayer and David Danziger, the Company’s two remaining directors, appointed four (4) individuals to fill the vacancies resulting from the Resignations in accordance with the terms of the Support Agreement: (i) David Glazek as a Class A director, (ii) Thomas J. Sullivan as a Class B director and (iii) Colleen B. Brown and Joseph Magnacca as Class C directors.

On August 8, 2014, the Board appointed Laura A. Lee as a Class B director to fill the remaining vacancy resulting from the Resignations. The Board determined that Ms. Lee qualifies as an independent director under the rules of the NYSE MKT LLC. Ms. Lee will serve on the Nominating and Corporate Governance Committee of the Board.

Item 8.01.    Other Events.

On August 13, 2014, the Company issued a press release announcing the appointment of Ms. Lee to the Board. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1 Press Release

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	August 13, 2014	By:	/s/ John J. Luttrell
			Name:	John J. Luttrell
			Title:	Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer